Exhibit 99.1

MONSTER DIGITAL ANNOUNCES OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE SHARES OF COMMON STOCK

SIMI VALLEY, CA -- (Marketwired) -- 9/25/17 – Monster Digital, Inc. ("Monster Digital" or the "Company") (Nasdaq: MSDI), announced that it has commenced an offer to amend certain warrants to purchase 4,421,676 shares of Monster Digital common stock originally issued by Monster Digital. Monster Digital is offering those holders of record as of September 19, 2017 (the “Record Date”) who are “accredited investors” as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (each an “Eligible Holder” and together the “Eligible Holders”), of outstanding warrants to purchase common stock of the Company the opportunity to amend and exercise their warrants at a temporarily reduced cash exercise price of $0.45 per share of common stock, upon the terms set forth in the Offer to Amend and Exercise Warrants to Purchase Common Stock dated as of September 22, 2017 (the “Offer to Amend and Exercise”).

The warrants subject to the Offer to Amend and Exercise are outstanding warrants as of the Record Date to purchase:

•	2,025,000 shares of the Company’s common stock at an exercise price of $5.625 per share issued to investors in the Company’s initial public offering which closing occurred in July 2016 (the “IPO Warrants”);

•	1,405,007 shares of the Company’s common stock at an exercise price of $5.625 per share issued to holders of promissory notes, Series A Convertible Preferred stock and other indebtedness upon conversion of such indebtedness and preferred stock in connection with the Company’s initial public offering which closing occurred in July 2016 (the “Conversion Warrants”);

•	888,858 at an exercise price of $2.00 per share, issued to investors participating in and brokers assisting with certain of the Company’s private placement financings which closings occurred from January 2017 to September 2017 (the “$2.00 Warrants”);

•	64,668 issued to the placement agent and its assignees of the Company’s private placement financings with respect to which closings occurred from October 2012 to January 2015 (35,547 at an exercise price of $14.85 per share and 29,121 an exercise price of $22.28 per share (together the “Placement Agent’s Warrants”); and

•	38,143 issued to the Company’s public relations firm (6,004 in January 2017 at an exercise price of $5.00 per share, 7,230 in January 2017 at an exercise price of $7.00 per share, 9,986 in March 2017 at an exercise price of $9.00 per share and 14,923 in March 2017 at an exercise price of $11.00 per share) (together the “PR Warrants”).

Exhibit 99.1

The IPO Warrants, the Conversion Warrants, the $2.00 Warrants, the Placement Agent Warrants and the PR Warrants are known together as the “Original Warrants”.

As previously announced , on July 3, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, the Company’s wholly owned subsidiary, Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Under the terms of the Merger Agreement, pending Company stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”). On August 25, 2017, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on October 31, 2017 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 6 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in the Offer to Amend and Exercise. The exercise of the Original Warrants further to the Offer to Amend and Exercise is expressly contingent on the approval of Proposal No. 6 by Company stockholders at the Special Meeting.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants by significantly reducing both the exercise price and the exercise period of the Original Warrants in order to provide funds to support the Company’s operations.

All Original Warrants are eligible to be amended pursuant to the Offer to Amend. The Offer to Amend and Exercise is not conditioned upon a minimum number of Original Warrants being tendered. The Offer to Amend and Exercise is subject to certain customary conditions including the approval of Proposal No. 6 by Company stockholders at the Special Meeting as referenced above.

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant to receive the number of shares of Company common stock issuable therefor, an Eligible Holder must deliver to the Company, prior to the Expiration Date on October 30, 2017, the following: (i) a signed and completed copy of the Election to Consent, Participate and Exercise Warrant,(ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of the Eligible Holder’s Original Warrant, physically or, if he/she/it holds IPO Warrants, via DTC (or an Affidavit of Loss and Indemnification Agreement), for cancellation, and (iv) cash in the amount equal to $0.45 per share multiplied by the number of shares of common stock such Eligible Holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The Acceptance and Exercise Documents, including the cash tendered by check or wire transfer, must be delivered prior to the Expiration Date as set forth in the Offer to Amend and Exercise as described in the Schedule TO that was filed with the U.S. Securities and Exchange Commission (the "SEC") and is being distributed to warrant holders.

None of the Company, its Board of Directors, officers or employees makes any recommendations to warrant holders as to whether to participate in the Offer to Amend and Exercise.

Exhibit 99.1

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell securities. The Offer to Amend and Exercise described above is made only pursuant to an Offer to Amend and Exercise on Schedule TO and related exhibits, including the related letter from David H. Clarke dated September 22, 2017, the Election to Consent, Participate and Exercise Warrant Form, the Withdrawal Form, the Accredited Investor Questionnaire, the Form of Amendment of the Original Warrants and other related documents, filed with the SEC. Warrant holders should read the Offer to Amend and Exercise on Schedule TO, the related letter from David H. Clarke dated September 22, 2017, the Election to Consent, Participate and Exercise Warrant Form, the Withdrawal Form, the Accredited Investor Questionnaire, the Form of Amendment of the Original Warrants and related exhibits, as they contain important information about the Offer to Amend and Exercise. Warrant holders can obtain these documents free of charge from the SEC's website at www.sec.gov, or by directing a request to the Company at 2655 First Street, Suite 250, Simi Valley, CA 93065, Attention: Chief Financial Officer, (805) 915-4775.

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster and Monster Digital are registered trademarks of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

Forward-Looking Statements
This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Monster Digital undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Exhibit 99.1

CONTACT INFORMATION

Contacts:

Monster Digital, Inc.

David Olert

CFO

dolert@monsterdigital.com

Investor Relations:

Monster Digital, Inc.

Vivian Cervantes

PCG Advisory

212-554-5482

vivian@pcgadvisory.com